CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       SALES CONTRACT OF PAS-TM- SYSTEM FOR XIAN TELECOMMUNICATION BUREAU


Contract Serial No.: UTXAO-199908-1-01        Project Serial No.: XI'AN-PAS

Buyer:                                        Seller:
Xian Telecommunication Bureau                 UTStarcom (China) Co., Ltd.

Address:                                      Address:
No. 28 Lianhu Road                            Fl. 11, Beihaiwantai Building
Xian                                          No. 6 Chaoyangmenbeidajie
                                              Dongcheng District, Beijing 100027

Tel.:  029-3288900                            Tel.:  010-65542030
Fax:  029-3288900                             Fax:  010-66542058

Taxpayer's Registration Number:  110108600045544
Bank of Account Establishment and Account No.:
         Bank of Industry and Commerce, Chaoyang Branch, Ritan Subbranch Account Number: [*]

         This Contract is made between and by the Seller and the Buyer. In accordance with the provisions of this Contract, the Buyer agrees to buy and the Seller agrees to sell the following commodities:

1.       Scope of the Contract:

         PAS personal wireless cut-in system equipment (including hardware and software) and related materials and services. Please see the attachment for details.

2.       Contract Price

         The total price of the "equipment" and "services" is as follows:
         [*]
         The rate of conversion was based on the median price of the foreign exchange rate of RMB827.74/USD100 published by the Bank of China on August 20, 1999.

3. Country of Production and Name of Manufacturer: UTStarcom (Hangzhou) Telecom Co., Ltd.

4. Schedule of Delivery: The goods shall be delivered in four installments, and the last installment of which shall arrive at the site designated by the Buyer no later than [*].

5. Site of Hand over of the Goods: Goods and Materials Supply Center of Xian Telecommunications Bureau
         (Person of Contact: Li Ximin, No. 6 Renhouzhuangbeilu, Xian)


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

6. Site of Delivery of the Goods: Goods and Materials Supply Center of Xian Telecommunications Bureau (Person of Contact: Li Ximin, No. 6 Renhouzhuangbeilu, Xian)

7.       Packaging

         The goods shall be packed in solid wooden boxes, good for long-distance transportation and proof from rain, moisture, earthquake and rust. The Seller shall be held responsible totally for any damage resulted from poor packaging or any damage related to dust caused by inadequate and improper protective measures.

8.       Packing Marks

         The Seller shall use fast ink to clearly mark on each packaging case the number, size, gross weight and such signs as "this side up", "please handle with care" and "keep from moisture" along with packing marks.

9.       Transportation

         Any cost and risk occurred prior to the official hand-over of the goods at the site of delivery designated by the Buyer shall be borne by the Seller.

10.      Terms of Payment

         The terms of payment for the equipment are as follows:

         10.1 The Buyer shall make a prepayment to the Seller, equal to [*] of the total Contract price for such equipment within [*] upon execution of the Contract in the amount of [*]. If the prepayment is delayed, the schedule of delivery for the last installment of the goods shall be postponed correspondingly.

         10.2 Within [*] upon delivery of the goods, the Buyer shall, pay the Seller [*] of the total Contract price for such equipment in the amount of [*].

         10.3 Within [*] upon qualification of an initial testing of the equipment, the Buyer shall pay [*] of the total Contract price in the amount of [*].

         10.4 Within [*] upon the date of final testing (which should begin within [*] after the initial test), the Buyer shall pay [*] of the total Contract price for such equipment in the amount of [*].

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

11.      Guarantee for Good Repair

         11.1 The Seller guarantees that the devices provided will be free from faults both in technology and materials. The period of guarantee for good repair provided by the Seller for the equipment and materials is [*] beginning from the date of qualification for the system's initial testing. During the period of such guarantee for good repair, the Buyer may opt to have the foregoing unqualified equipment and materials under guarantee repaired or replaced. If the Buyer decides that some parts should be returned to the Seller, then the Seller shall bear the transportation cost for the returned parts or in the case of repaired or returned parts, the transportation cost to the site of installation.

         11.2 Any damages caused by carelessness, improper handling, accidents or misuse shall not be included in the list below of guarantee for good repair under the provisions of
                  Article 11.1.

                  11.2.1 Any damage caused by a third party's wiring, repair or replacement other than the Seller and its agent;

                  11.2.2 Any third party's improper installation, storage, operations and maintenance other than the Seller and its agent; and

                  11.2.3 Any removal from the site of installation, or components that are easy to wear and tear such wire fuses, luminous tubes, electric brushes for electric motors.

12.      Inspection and Claims

         12.1 Within three (3) business days upon arrival of the goods at the destination, the Buyer shall open the boxes with the Seller present at the site. The representatives of the parties shall make an inventory of the goods and affix their signatures.

         12.2 If, due to the improper packaging on the part of the Seller, some parts are found missing or damaged, the Buyer shall make a detailed record at the site of installation, or may commission China Commodities Inspection Bureau to have another inspection, or the representatives of the Buyer and the Seller may draft and execute a memorandum. Such certificates or memorandum may serve as appropriate documents to make up for the missing parts or repair the damages ones, which shall be implemented according to the terms of guarantee set forth in
                  Article 11.

13.      Installation and Debugging

         It is the responsibility of the Seller to supervise and guide the installation of the equipment and it is the responsibility of the Buyer to install the equipment. In order to guarantee the progress of installation and its quality for such equipment as well as to lay down the preparatory work for such project pursuant to the schedule set forth in the Contract, the Buyer shall have adequate contingent of qualified installation personnel while the Seller shall also have adequate and qualified personnel for the guidance of the project and the debugging of the system.

14.      Test and Acceptance

         14.1 The Seller shall be responsible for the installation design, supervision and guidance of the equipment and the debugging of the system. During the course of installation and opening, the Buyer shall assist the Seller in technical management and other related work. The installation of equipment and the opening of access shall be carried out in accordance with the schedule of progress set forth in the attachment.


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                                       -3-

         14.2 With regard to the specific contents and requirements of the inspection and acceptance, the Seller shall submit them to the Buyer in writing for approval [*] before the test and acceptance work starts. Initial test shall be conducted within [*] after the opening and number release of the system, and the period of time for acceptance upon testing shall not exceed [*] (except for the postponement caused by the Seller). If the testing results are up to the test and acceptance standards mentioned above, they shall be deemed as being qualified for the initial test. If the initial test fails to meet the standards, the Seller shall be responsible for the adjustment and a new round of test shall be conducted until the "equipment" reaches the quality index set forth for such work. But minor problems shall not affect the validity of an initial test certificate.

         14.3 The final test shall start within [*] upon execution of the initial test certificate by the parties. If the final test meets the test and acceptance standards, the parties shall sign the final test certificate within [*]. During the [*] trial operation, the Seller shall ensure the normal operation of the equipment. If, during the period of a final test, the Seller is held accountable for any malfunction occurred as a result of failure to meet the standards during the foregoing trial operations, the final test shall start anew at that time. The final test shall only be completed until all the standards of test and acceptance for the equipment are met.

         14.4 The test and acceptance of the system shall be based on the provisions for terminal equipment illustrated on the book of general technical standards for telephone exchange equipment , the "compilation subscribers' cut-in network documents and technical provisions" and "the book of general technical standards for cut-in network equipment" (Provisional Regulations) set forth by the former Ministry of Post and Telecommunications on cut-in network equipment and other acceptance conditions agreed upon by the parties.

15.      After-Sale Services

         15.1 The Seller shall provide maintenance services [*] for [*] after the final test, and, moreover, [*] technical support shall be provided. A technical support center will be set up in Xian to ensure that any emergency calls shall be answered promptly and technical personnel dispatched to the site within [*].

         15.2 During the period of maintenance for the system, the Seller shall provide such services pursuant to the provisions of
                  Article 11.1.

         15.3 Upon expiration of the maintenance period for the equipment, the Seller shall continue providing services for the repair of such equipment in case of malfunction, and the Seller further guarantees that backup or substitute equipment be provided at a preferential price.

16.      Force Majeure

         The Seller shall not be held liable for any losses, damages or delay of delivery of or functional damages to the goods caused, whether directly or indirectly, by such act which is beyond the scale of reasonable control by the Seller and which is not limited to the laws and regulations imposed by the authorities of any government. If the delivery of goods under this Contract is delayed for more than two months


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
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                                       -4-
         due to any one of the above-mentioned reasons, either the Seller or the Buyer shall be entitled to terminate this Contract by notifying the other party in writing.

17.      Arbitration

         The parties shall implement this Contract rigorously in accordance with the relevant laws and regulations of the People's Republic of China. Any dispute arising from or in connection with the execution of the Contract shall be settled through consultation on the basis of mutual understanding and friendliness. If such consultation fails to reach an agreement, any party may apply for an arbitration at Xian Arbitration Commission. The arbitral cost shall be covered by the losing party.

18.      Limited Liability

         18.1 In case the Seller breaches the Contract or the Buyer suffers from any losses or damages under this Contract due to the Seller's fault, the total aggregated amount for such breach, losses or damages that the Seller is liable for shall be lower than the following:

                  18.1.1 The actual value afflicted upon the Buyer by such losses or damages.

                  18.1.2   The total amount paid to the Seller.

         18.2 The Seller shall not be responsible for any indirect or supplementary losses or damages arising out of this Contract.

19.      Patents

         The Sellers guarantees that the "equipment" does not infringe upon any third party's patents or ownership. If a third party lodges a claim upon the "equipment" used by the Buyer, the Buyer has the right to refuse it, and then notify the Seller immediately. The Seller shall take the responsibility to solve such problems, and the Buyer shall be bear any legal and economic responsibilities. The Seller shall compensate any direct losses caused therefrom to the Buyer.

20.      Confidentiality

         Unless permitted by the Seller in writing, the Buyer agrees that it shall not disclose any technical document or data related to this Contract including this Contract to any party that has nothing to do with this Contract, nor shall it transfer any equipment out of the People's Republic of China. These confidential principles shall apply to any other party related to this Contract. Likewise, the

         Seller shall also observe the provisions of this Article with regard to the confidential information about the Buyer or its subscribers.

21.      Validity and Termination of the Contract and Supplementary Provisions

         21.1 This Contract shall come in force upon affixation of the parties' official seals and signatures of their representatives.

         21.2 This Contract shall be terminated upon completion of the parties' responsibilities and obligations.

         21.3 Any amendment to this Contract shall be based on the written document executed by the representatives of the parties and affixed with their official seals.

         21.4 All notices dispatched by the parties in the course of executing this Contract shall be in the reliable forms of telexes, faxes or letters.

22.      Supplementary Note:

         This Contract is written in four originals, each party in possession of two copies. This Contract consists of 22 Articles and the documents listed in the attachments. These documents listed in the attachments are attached thereafter its text and shall be treated as an inseparate part of this Contract with equal legal power.


Buyer:                                   Seller:

Xian Telecommunications Bureau           UTStarcom (China) Co., Ltd.

Legal Representative or Representative:  Legal Representative or Representative:
(Signature)                              (Signature)

Date: August 23, 1999                    Date: August 23, 1999

                     WIRELESS MUNICIPAL TELEPHONE (PAS-TM-)
                                       OF
                          XIAN TELECOMMUNICATION BUREAU


                               TABLE OF CONTENTS

         (1)      Contract

         (2)      Appendix 1        Total Price and List of Equipment (Omitted)

         (3)      Appendix 2        Memorandum


                                       -6-


         (4)      Appendix 3        PAS-TM-Technical Proposal for the Wireless Municipal
                                    Telephone of Xian Telecommunications Bureau (Omitted)

         (5)      Appendix 4        Schedule of Progress and the Parties' Responsibilities

         (6)      Appendix 5        Training Program (Omitted)

         (7)      Appendix 6        Technical Manual of Wireless Municipal Telephone
                                    (PAS-TM-) (Omitted)

         (8)      Appendix 7        Reply to the Price Inquiry with regard the PAS Project in
                                    Xian (Omitted)

                                   APPENDIX II

                                   MEMORANDUM


Party A:                                    Party B:

Xian Telecommunications Bureau              UTStarcom (China) Co., Ltd.

No. 28, Lianhu Road                         Fl. 11, Beihaiwantai Building
Xian                                        No. 6 Chaoyangmenbeidajie
                                            Dongcheng District, Beijing 100027

This memorandum consists of three parts and nineteen (19) clauses.

I.       Supply and Maintenance of PAS Handsets

         The price of a PS handset currently provided by Party B to Party A is [*], and the PS models are comprised of two kinds, 702-S and 702-P.

         Party B is committed to decrease the supply price of a handset by [*] within [*] on the basis of the current price, and [*] within [*]. Moreover, Party B guarantees that, within [*], the maintenance will be provided [*], and that after [*], [*] maintenance of handsets and services for component and spare parts be provided. Party B plans to set up a maintenance and repair center in Xian in cooperation with the Telecommunications Bureau in the near future. (The explanation of this section is aimed at PS handsets provided by Party B in both Chinese and English.)

         Party B shall open up the air interface protocol for handsets within [*] upon execution of the Contract. Party A may independently purchase PS handsets directly from the manufacturers, and by the time, there will be three Japanese manufacturers, [*] that will provide STEPHII standard handsets to Party B's subscribers.

II.      Explanation on the Equipment Given as [*] (See the list for details)

         1. When the local wireless telephone network in Xian enters into the stage of network adjustment and optimization, Party B shall [*] to Party A (including interface boards in relation to the corresponding RPC) to cover the vast border area in Xian. The goods will arrive by the end of the year.

         2. Party B is committed to provide a set of data application business without any charge, whereby [*] can log on simultaneously when the second-generation data application business of PAS system is commercialized (the rate of speed for communication is [*], and the system is scheduled to open within [*]). At the time of opening, Party


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                  B shall provide Party A [*] a set of first-generation data application equipment used in the PAS system, the capacity of which can [*] to log on in the interconnected network.

         3. Party B shall contribute [*] to Party A [*] of RPC and other backup device. The backup device shall be used to maintain equipment in the future. The goods will arrive by the end of the year.

         4. Party B shall give Party A [*] a set of [*], and the schedule of delivery is set by the end of the year.

         5. 110 and 119 Alarm Signal System: The function of such system involves the coordination and cooperation of 110 and 119 centralized monitoring center, including the necessity for the monitoring center to set up a data bank and a retrieval system correspondingly in relation the PAS system in Xian. In the meantime, the network management center of the PAS system can provide the related information of 110 and 119 alarm signal telephones to the monitoring center, which will eventually determine the location of the subscriber through the retrieval data bank. The interface standards between PAS network management center and the monitoring center will be provided to Party A within a month upon execution of the Contract. The said system will be jointly developed by Party A and Party B in their concerted efforts and provided to Party A for use [*] (including software and hardware).

         6. With regard to RP antenna adversity system, Party B is committed to provide the Bureau 10 sets of such equipment to conduct tests at selected points within three (3) months upon execution of the Contract.

         7. Based on the terms of network operations, Party B undertakes to give Party A [*] of COT (containing the function of indicating the caller's number) and [*] of RPC and [*] of RP. All the equipment contributed [*] shall have frames.

         8. Party B is committed to Party A that [*] shall be given [*], and their models are of 702-S and 702-P.

         9. The collocation of soft- and hardware for the system's indicator of calling subscriber's number has been included in the quoted price. Depending on the operation of the network, Party B is committed to increase the software and hardware of the calling subscriber's indicators [*] if the current collocation does not meet the subscribers' requirements.


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                                     -2-

III.     Other Items

         1. Party B is committed to provide [*] technical training for 60 people from Party A, 30 of whom shall have their technical training program in China, 12 outside of China and 18 at overseas manufacturers for practical experience. The training cost includes round trip airline tickets of the personnel and other related expenses such as transportation and accommodation.

         2.       Party B is committed to fulfil the goals set forth in Article
                  1.3 of Appendix 3. If such goals cannot be achieved, Party B is committed to provide equipment to Party A [*] to meeting the foregoing requirements.

         3. Party B is committed to co-operate with Party A in further optimizing the reliability of operations for S-ATC equipment. Party B undertakes to meet the Bureau's following requirement within three months after the opening of the system:

                  (1) The service unit is equipped with [*] CPU cards, and may expand into [*] cards.

                  (2)      The capacity of storage is no less than [*].

                  (3) The RAID memory unit will have the backup of [*], and the disk controller will have the backup of [*].

                  (4) The use of LAN-SWITCH (and equipment with [*] single mould optical fiber interface to facilitate remote backup). Party B will join Party A in its further efforts to improve the stability of the whole network.

         4. Party B is committed to continuously optimize the network infrastructure of S-ATC, ATC and COT. When the network subscribers reach [*] or within a period of [*], Party B will replace S-ATC, ATC and COT with the equipment having Party B's latest technology.

         5. Party B guarantees to Party A that adequate indoors base stations and directive antennas will be provided during the engineering period, and that adjustments be made based on the actual needs for area coverage.

         6. Party B guarantees that sales of PAS will only be made available to Party A in the Xian area, and that no other subscribers shall be provided.

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                                     -3-

         7. Party B will [*] concerning new businesses that are not listed in this Contract but will be provided to the Bureau; however, it will charge the related hardware cost.



         Party A:                           Party B:

         Xian Telecommunications Bureau     UTStarcom (China) Co., Ltd.

         Legal Representative or            Legal Representative or
         Representative: (Signature)        Representative: (Signature)
         Date: August 23, 1999              Date: August 23, 1999












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                                     -4-

                                  APPENDIX IV

                     SCHEDULE OF PROGRESS FOR THE PROJECT
                                      AND
                         THE PARTIES' RESPONSIBILITIES


                I Proposed Schedule of Progress for the Project


                                      [*]















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                                     -1-

                       II The Parties' Responsibilities


         Party A: Xian Telecommunications Bureau

         Party B: UTStarcom (China) Co., Ltd.

               In order to guarantee the success of cooperation between and by the parties during the implementing stage of the project, the parties hereby clearly define the following matters in connection with the project:

               I.       The parties' responsibilities;

               II.      Survey, design and preparation of the project;

               III. Materials and interface for the installation of the project;

               IV.      Testing and trial operations of the system; and

               V.       Supplementary facilities.

         I.    The Parties' Responsibilities

               1.1 Prior to the start of the project, Party A must be equipment with the necessary conditions available for installation. If such conditions are unavailable or inadequate, Party B shall rearrange the schedule of progress for the project and set a new date to start the operations.

               1.2 Party A shall be responsible to supply stable direct and alternate power sources, and transfer them to the locations designated at the project site. In addition, Party A shall guarantee the quality and capacity of electric supply.

               1.3 Party B shall supply the equipment necessary for the project, and guarantees that the quality of such equipment is up to the technical standards.

               1.4 The installation of all the equipment provided by Party B shall be completed jointly by the parties. Party B shall be responsible for the debugging and opening of the system, and Party A shall provide assistance and coordination. Any wiring, installation, setup or debugging that involve Party A's facilities shall be Party A's responsibilities whereby Party B will provide assistance and coordination.

               1.5 Any matters occurred during the course of this project and not defined in this appendix shall be solved through discussions by the parties.

         II.   Survey, Design and Preparation of the Project

                        Party B shall be responsible for the project survey
               and the network plan whereas Party A shall coordinate with Party B in its survey and network plan as well as relevant data and information in connection with such work.

               2.1 Party A shall provide equipment rooms at the central office's and the far-end terminals as well as the site for construction. In addition, it will provide Party B detailed information with regard to the equipment rooms (including draft of the locations and information about the environmental conditions and available facilities). Party B shall work out a master plan, make proposals and requests in connection with Party A's preparatory conditions on equipment rooms.

               2.2 Party A shall be responsible to provide a map (at the scale of [*]) outing the service area under the project. Party B shall conduct on-the-site wireless survey based on such map and determine the exact locations for the corresponding base stations, and provide a list of locations for base stations as well as detailed schedule of installation.

               2.3 Party A shall arrange engineering and technical personnel concerned to assist and coordinate such wireless survey.

               2.4 Party A shall be responsible to coordinate with the local authorities and institutions to fix the locations for the installation of such base stations.

               2.5 Party B shall be responsible to put forward specific requirements for the preparation of the project, and Party A shall be responsible to carry out such preparatory work for the project and to timely feed back the progress to Party B.

         III.  Materials and Interface for the Installation of the Project

               3.1 Party A shall be responsible to provide the interface, technical information and necessary technical assistance for the switchboard.

               3.2 If the [*] is adopted, Party A shall be responsible for the connection of [*] from [*]


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                                     -3-
                        to Party B's equipment. The adapter of [*] on the side of Party B's equipment shall be provided and installed by Party B. If the [*] is adopted, Party A shall be responsible for the [*] to [*] and that from [*] to [*], and shall also be responsible for the clock line at the precision of [*].

               3.3 Party A shall be responsible for the wiring of connection from the [*] at the base stations [*] to [*]. The interface on the side of [*] shall be provided and installed by Party A whereas the interface on the side of [*] shall be provided and installed by Party B.

               3.4 Party A shall be responsible to fasten the frame body and extend the [*] power source and ground wire to the main distribution frame [*] of Party B's equipment.

               3.5 Party B shall be responsible for the installation of the machine frame in the rack, power source line and ground lines.

               3.6 Party A shall be responsible for the remaining wiring at the equipment rooms whereas Party B shall provide assistance and coordination. If the [*] frame is used, Party A shall provide [*]; Party A shall also be responsible for the [*] among the main distribution frames.

               3.7 The manufacturing of fastening pieces and the installation of the base stations as well as the inspection of the related lines shall be Party A's responsibility. The testing of the base stations and fault correction shall be performed through the joint efforts of the parties.

               3.8 Party A shall be responsible to provide vehicles, tools, materials and personnel required for the installation of the project.

               3.9 Party A shall be responsible to provide number sources required for this network of wireless connection.

         IV.   Testing and Trial Operations of the System

               4.1 The testing of various parts of the system and general combined debugging shall be completed by the joint efforts of the parties. Party A shall conduct testing in coordination with the tests on Party B's equipment, confirm the results of such testing on the function of the system, and provide necessary tools for such


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
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                        testing. Party B shall be responsible for technical
                        guidance and support.

               4.2 Party B shall provide a plan for trial operations as well as maintenance and technical guidance during the period of trial operations, and in the meantime, provide training on maintenance for Party A's personnel so as to enable them to master the knowledge for maintenance. Party A shall work out the plan for trial operations.

               4.3 If faults or errors are discovered in the software or hardware of the equipment or technical information that result in failures to reach the standard and targets set forth in the Contract, Party B shall be responsible for the repair of such equipment, the replacement of hardware materials and the upgrade of software.

               4.4 As Party A is Party B's key subscriber, Party B shall make tract records on the operations and maintenance of the equipment and keep them in the files for key subscribers.

         V.    Supplementary Facilities

                        The supplementary facilities provided for the implementation of the project are defined as follows:

               5.1 The Bureau will provide supplementary facilities and equipment for the installation of equipment such as computer desks and chairs, sites for the storage of tools, equipment and goods.

               5.2 Party A shall provide PS handsets and telephone numbers required for testing.

               5.3 The communication facilities required for the project such as IDD direct dial telephones and faxes for domestic use shall be provided by Party A, and Party B will use them in accordance with Party A's management regulations. Party A shall provide sockets, plugs and cables used for power sources of general purpose and extend them to where the equipment is located when the equipment is installed.


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